Exhibit 99.2
Crescent Energy Announces Tender Offer For Up To $500,000,000 of its 9.250% Senior Notes due 2028
June 23, 2025
HOUSTON—(BUSINESS WIRE)—Crescent Energy Finance LLC (“CE Finance”), a wholly owned subsidiary of Crescent Energy Company (NYSE: CRGY) (“Crescent”) announced today that it has commenced a cash tender offer (the “Tender Offer”) to purchase up to $500,000,000 aggregate principal amount (as such amount may be increased by CE Finance, the “Maximum Tender Amount”) of the outstanding senior notes (the “Notes”) listed in the following table upon the terms and conditions described in CE Finance’s Offer to Purchase, dated June 23, 2025 (the “Offer to Purchase”).

Title of Notes	CUSIP Number	Aggregate Principal Amount Outstanding(1)	Tender Offer Consideration (2)	Early Tender Premium	Total Consideration (2)(3)
9.250% Senior Notes due 2028	45344 LAC7 U4526LAC1 U4526LAD9 U4526LAE7 U4526LAF4	$1,000,000,000	$993.75	$50	$1,043.75
_________
(1)    As of the date of the Offer to Purchase.
(2)    Holders will also receive accrued and unpaid interest from the last interest payment with respect to the Notes accepted for purchase to, but not including, the Early Settlement Date (if any) or the Final Settlement Date, as applicable.
(3)    Includes the Early Tender Premium.
Holders of Notes that are validly tendered (and not validly withdrawn) at or prior to 5:00 p.m., New York City time, on July 7, 2025 (such date and time, as it may be extended, the “Early Tender Date”) and accepted for purchase pursuant to the Tender Offer will receive the Total Consideration set forth in the table above (the “Total Consideration”), which includes the Early Tender Premium set forth in the table above (the “Early Tender Premium”). Holders of Notes tendering their Notes after the Early Tender Date will only be eligible to receive the Tender Offer Consideration set forth in the table above (the “Tender Offer Consideration”), which is the Total Consideration less the Early Tender Premium.
CE Finance reserves the right, but is under no obligation, at any point following the Early Tender Date and before the Expiration Date, to accept for purchase any Notes validly tendered at or prior to the Early Tender Date (the “Early Settlement Date”). The Early Settlement Date will be determined at CE Finance’s option, subject to all conditions to the Tender Offer having been satisfied or waived by CE Finance, and assuming CE Finance accepts for purchase Notes validly tendered pursuant to the Tender Offer. If CE Finance exercises its option to have an Early Settlement Date, it expects to make payment for any Notes validly tendered at or prior to the Early Tender Date and purchased in the Tender Offer no later than July 9, 2025, which is the second business day following the Early Tender Date. However, the Early Settlement Date may be any business day following the Early Tender Date and before the Expiration Date, at CE Finance’s option. If CE Finance does not exercise its option to have an Early Settlement Date, payment for any Notes validly tendered at or prior to the Early Tender Date and purchased in the Tender Offer will be made on the settlement date that is expected to be the second business day following the Expiration Date, or as promptly as practicable thereafter (the “Final Settlement Date”). Irrespective of whether CE Finance chooses to exercise its option to have an Early Settlement Date, payment for any Notes validly tendered after the Early Tender Date, but at or prior to the Expiration Date, and purchased in the Tender Offer will be made on the Final Settlement Date.

Acceptance for tenders of the Notes may be subject to proration if the aggregate principal amount of the Notes validly tendered and not validly withdrawn is greater than the Maximum Tender Amount. Furthermore, if the Tender Offer for the Notes is fully subscribed as of the Early Tender Date, holders who validly tender Notes after the Early Tender Date will not have any of their Notes accepted for purchase.
CE Finance reserves the right, but is under no obligation, to increase the Maximum Tender Amount at any time, subject to compliance with applicable law, which could result in CE Finance purchasing a greater aggregate principal amount of Notes in the Tender Offer. There can be no assurance that CE Finance will increase the Maximum Tender Amount. If CE Finance increases the Maximum Tender Amount, it does not expect to extend the Withdrawal Date, subject to applicable law. Accordingly, Holders should not tender Notes that they do not wish to have purchased in the Tender Offer.
The Tender Offer is conditioned upon the satisfaction of certain conditions, including the completion of a contemporaneous notes offering (the “Notes Offering”) by CE Finance on terms and conditions satisfactory to CE Finance and Crescent. The Tender Offer is not conditioned upon any minimum amount of Notes being tendered. The Tender Offer may be amended, extended, terminated or withdrawn.
Tendered Notes may be withdrawn at or prior to 5:00 p.m., New York City time, on July 7, 2025, unless extended by CE Finance (such date and time, as it may be extended, the “Withdrawal Date”). The Tender Offer will expire at 5:00 p.m., New York City time, on July 22, 2025 unless extended or earlier terminated (such time and date, as the same may be extended, the “Expiration Time”). No tenders submitted after the Expiration Time will be valid.
CE Finance has retained BofA Securities to serve as the exclusive Dealer Manager for the Tender Offer. Questions regarding the terms of the Tender Offer may be directed to BofA Securities at +1 (888) 292-0070 (toll-free), +1 (646) 743-2120 (collect) or debt_advisory@bofa.com.
Copies of the Offer to Purchase may be obtained from Global Bondholder Services Corporation, the depositary and information agent for the Tender Offer, by calling (855) 654-2014 (toll free) or, for banks and brokers, (212) 430-3774. A copy of the Offer to Purchase is also available at the following web address: https://www.gbsc-usa.com/crescentenergyco/.
This press release is neither an offer to purchase nor a solicitation of an offer to sell any Notes in the Tender Offer and does not constitute a notice of redemption for the Notes. In addition, this press release is not an offer to sell or the solicitation of an offer to buy any securities issued in connection with any contemporaneous Notes Offering, nor shall there be any sale of the securities issued in such offering in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
About Crescent Energy Company
Crescent Energy Company is a U.S. energy company with a portfolio of assets concentrated in Texas and the Rockies.
Cautionary Statement Regarding Forward-Looking Information
This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations. The words and phrases “should”, “could”, “may”, “will”, “believe”, “think”, “plan”, “intend”, “expect”, “potential”, “possible”, “anticipate”, “estimate”, “forecast”, “view”, “efforts”, “target”, “goal” and similar expressions identify forward-looking statements and express our expectations about future events. This communication includes statements regarding this tender offer that may contain forward-looking statements within the meaning of federal securities laws. We believe that our expectations are based on reasonable assumptions; however, no assurance can be given that such expectations will prove to be correct. A number of factors could cause actual results to differ materially from the expectations, anticipated results or other forward-looking information expressed in this communication, including weather, political and general economic conditions and events in the U.S. and in foreign oil producing companies, including the impact of inflation, elevated interest rates and associated changes in monetary policy; changes in tariffs, trade barriers, price and exchange controls and other regulatory requirements; federal and state regulations and laws, including the Inflation Reduction Act of 2022, taxes, tariffs and international trade, safety and the protection of the environment; the impact of disruptions in the capital markets; geopolitical events such as the armed conflict in Ukraine, the Israel-Hamas conflict and increased hostilities in the Middle East, including heightened tensions with Iran; actions by the Organization of the Petroleum Exporting Countries (“OPEC”) and non-OPEC oil-producing countries, including the agreement by OPEC to phase out production cuts; the availability of drilling, completion and operating equipment and services; reliance on the Company’s external manager; commodity price volatility, the severity and duration of public health crises; and the risks associated with commodity pricing and the Company’s hedging strategy, the timing and success of business development efforts, including acquisition and disposition opportunities, our ability to integrate operations or realize any anticipated operational or corporate synergies and other benefits from recent acquisitions.
All statements, other than statements of historical facts, included in this communication that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Consequently, actual future results could differ materially from our expectations due to a number of factors, including, but not limited to, those items identified as such in the most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and the risk factors described thereunder, filed by Crescent Energy Company with the U.S. Securities and Exchange Commission.
Many of such risks, uncertainties and assumptions are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. We do not give any assurance (1) that we will achieve our expectations or (2) concerning any result or the timing thereof.
All subsequent written and oral forward-looking statements concerning this offering, the use of proceeds therefrom, Crescent Energy Company and CE Finance or other matters and attributable thereto or to any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. We assume no duty to update or revise these forward-looking statements based on new information, future events or otherwise.
Crescent Energy Investor Relations Contacts:
IR@crescentenergyco.com
3